10F-3 TRANSACTIONS
                             7/1/2009 - 12/31/2009

                                                          AFFILIATED
                                                           PRINCIPAL                            PURCHASE    SHARES/  UNDERWRITING
     FUND NAME         SECURITY DESCRIPTION   TRADE DATE  UNDERWRITER    EXECUTING BROKER         PRICE   PAR AMOUNT  CONCESSION
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                        Corpus Christi Tex
    Intermediate         Indpt Sch Dist
 Tax/AMT Free Fund       CRISCD4 8/15/18       07/28/09   Wells Fargo          Frost             $103.99   1,185,000    0.61%
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                          CA St Economic                              Citigroup; Morgan Keegan;
California Tax-Free     Recovery Ref Ser                               Stone & Youngberg; UBS;
       Fund                A 7/1/2022           10/30/09   Wells Fargo        Loop Capital        $100.84   5,000,000    0.63%
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                         CA St Economic
 California Limited     Recovery Ref Ser
 Term Tax-Free Fund        B 7/1/2014           10/30/09   Wells Fargo       De La Rosa           $102.67   1,000,000    0.45%
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